UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2024, Roadzen Inc. (the “Company”) issued a convertible debenture in the principal amount of $500,000 to Supurna VedBrat (the “VedBrat Debenture”), a director of the Company, for a purchase price equal to the principal amount of the VedBrat Debenture. The VedBrat Debenture was issued pursuant to the terms of a Securities Purchase Agreement, dated as of December 15, 2023 (the “SPA”), among the Company and the investors party thereto from time to time (collectively, the “Investors”). Also on January 19, 2024, Ms. VedBrat became a party to the SPA and entered into a letter agreement with the Company (the “Letter Agreement”) with respect to her investment in the Company pursuant to the VedBrat Debenture.

Pursuant to the terms of the SPA, the Company may issue and sell an aggregate of up to $50 million in principal amount of convertible debentures (collectively, including the VedBrat Debenture, the “Debentures”), on a private placement basis (collectively, the “Private Placement”). The Company held an initial closing of the Private Placement, at which it received $400,000 in proceeds, on December 15, 2023, and may sell additional Debentures at additional closings from time to time. The Company expects to use the net proceeds from the Private Placement for working capital and general corporate purposes. The SPA contains certain representations and warranties customary for similar transactions. In addition, the Company has agreed to file, within 30 days of closing, a registration statement with the Securities Exchange Commission to register for resale the ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), issuable upon conversion of the Debentures, subject to certain conditions.

The Debentures issued pursuant to the SPA bear interest, in arrears, at a rate of 13% per annum, payable semi-annually commencing on June 15, 2024, and matures on December 15, 2025. Interest is payable in kind, subject to the right of the Company to make any interest payments in cash. The Debentures are convertible into the Company’s Ordinary Shares, at the election of the holder at any time at an initial conversion price of $10.00 per Ordinary Share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, if the average volume weighted average price of the Common Stock for the 30 trading days immediately preceding December 15, 2024 (the “Average VWAP”) is less than the Conversion Price then in effect, the Conversion Price will be adjusted to an amount equal to such Average VWAP, subject to a floor of 85% of the Conversion Price then in effect. The Company has the right to require the Debentures to be converted into Ordinary Shares if the closing price of the Common Stock exceeds 130% of the then-applicable Conversion Price for any 20 trading days within a consecutive 30 trading day-period. Holders of the Debentures have the right to require the Company to repurchase the Debentures for a price equal to 101% of the outstanding principal amount of the Debentures, plus any accrued but unpaid interest, in the event of a “Fundamental Change” (as defined in the Debentures).

The indebtedness evidenced by the Debentures is subordinate to all other indebtedness of the Company. The Company has agreed in the Debentures that it will not, while the Debentures remain outstanding, incur additional indebtedness other than indebtedness (i) evidenced by other Debentures, (ii) senior to the Debentures in an aggregate principal amount of no more than $50 million and (iii) pari passu or junior to the Debentures in an aggregate principal amount of no more than $50 million. The Debentures contain customary events of default, including defaults in payment or performance that remain uncured after specified cure periods and certain events of bankruptcy.

Pursuant to the terms of the Letter Agreement, the Company has (i) granted Ms. VedBrat certain most favored nations rights with respect to future issuances of securities while the VedBrat Debenture is outstanding and (ii) agreed to issue to Ms. VedBrat, within 90 days of funding of the VedBrat Debenture, warrants to purchase a number of Ordinary Shares equal in value as of December 15, 2023 to ten percent (10%) of the original principal balance of the VedBrat Debenture, at an exercise price of $8.50 per share. The Company entered into a substantially similar letter agreement with the Investor that purchased Debentures at the initial closing under the SPA.

The foregoing descriptions of the SPA, the Debentures and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the SPA, the form of Debentures and the Letter Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Debentures contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Debentures and the Ordinary Shares issuable upon conversion thereof, as well as the warrants to be issued pursuant to the terms of the Letter Agreement and the Ordinary Shares issuable upon exercise thereof, have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of convertible debenture.
10.1	Securities Purchase Agreement, dated as of December 15, 2023, between Roadzen Inc. and the investors party thereto from time to time.
10.2	Letter agreement, dated as of January 19, 2024, between Roadzen Inc. and Supurna VedBrat.

104 Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	January 24, 2024	By:	/s/ Rohan Malhotra
		Name: Title:	Rohan Malhotra Chief Executive Officer